Exhibit 10.2 Revolving Credit Note




                             REVOLVING CREDIT NOTE


                               $5,000,000.00                    July 13, 2000


     FOR VALUE RECEIVED, ZOOM TELEPHONICS, INC., a Massachusetts corporation with a business address of 207 South, Boston, Massachusetts 02211 (hereinafter referred to as the "Borrower"), promises to pay to the order of Fleet Capital Corporation, a Rhode Island corporation (the "Lender"), at the offices located at One Boston Place, Suite 500, Boston, Massachusetts 02108, the lesser of (i) the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), or (ii) the aggregate unpaid principal amount of all advances of funds under the Revolving Credit Loan made by the Lender to the Borrower pursuant to that certain Loan and Security Agreement dated as of the date hereof by and between the Borrower and the Lender, as the same may be amended (the "Loan Agreement").

     The Borrower shall pay in full all unpaid principal, interest, fees and other amounts due under this Note upon termination hereof pursuant to the Loan Agreement.

     The Borrower promises to pay to the order of the Lender interest before and after maturity on the principal amount of this Note outstanding from time to time from the date hereof until payment in full of all principal, interest, fees and other sums due under this Note in accordance with the Loan Agreement.

     Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2.0%) above the interest rate otherwise applicable thereto.

     Principal, interest, fees and other sums are payable in immediately available Dollars to the Agent at its address set forth in the Loan Agreement or as otherwise directed in writing from the Agent to the Borrower.

     This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Loan Agreement. The applicable terms and provisions of the Loan Agreement are incorporated herein by reference as if fully set forth herein. In the event of any conflict between any provision of this Note and any provision(s) of the Loan Agreement, such provision(s) of the Loan Agreement shall control. Each capitalized term used in this Note and not expressly defined in this Note shall have the meaning ascribed to such term in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

        This Note is secured by the Security Documents.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, the Borrower will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection.

     All provisions of this Note and any other agreements between the Borrower and the Lender are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by this Note or otherwise, shall the amount paid or agreed to be paid to the Lender which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Note, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Note, or the Loan Agreement or any document, instrument or agreement providing security for this Note results in the rate of interest charged hereunder being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Lender receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of this Note to the extent of then outstanding Base Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Base Rate Loans, said excessive portion shall be repaid to the Borrower.

     The Borrower expressly waives presentment, notice of acceleration and intent to accelerate, demand for payment and protest and notice of protest and nonpayment.

     This Note shall for all purposes be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

      Executed as a sealed instrument as of the date first above written.

                  In the presence of: ZOOM TELEPHONICS, INC.


 _________________________ By:_______________________________________________
                       (Witness) Name: Frank B. Manning
                                Title: President